UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  November 9, 2010

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On November 9, 2010, PriceSmart, Inc. issued a press release regarding its results of operations for its fourth quarter and twelve months ended August 31, 2010.  A copy of the press release is furnished herewith as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01.   Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated November 9, 2010.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2010	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated November 9, 2010.

PriceSmart Announces Fourth Quarter and Fiscal Year Results of Operations

San Diego, CA (November 9, 2010) – PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the fourth quarter and fiscal year 2010 which ended on August 31, 2010.

For the fourth quarter of fiscal year 2010, net warehouse sales were $357.0 million compared to $298.0 million in the fourth quarter of fiscal year 2009.  Total revenue for the fourth quarter was $365.7 million compared to $305.1 million in the prior year.  The Company had 27 warehouse clubs in operation as of the end of fiscal year 2010 compared to 26 warehouse clubs in operation at the end of fiscal year 2009.

Operating income in the fourth quarter of fiscal year 2010 was $20.1 million compared to operating income of $11.9 million in the fourth quarter of fiscal year 2009.

The Company recorded net income attributable to PriceSmart for the fourth quarter of $13.2 million or $0.44 per diluted share compared to net income attributable to PriceSmart of $10.3 million or $0.34 per diluted share in the fourth quarter of fiscal year 2009.

Net warehouse sales increased 11.6% to $1.4 billion during fiscal year 2010 compared to $1.2 billion in the prior year, and total revenue for fiscal year 2010 increased 11.5% to $1.4 billion from $1.3 billion in fiscal year 2009.  For fiscal year 2010, the Company recorded operating income of $74.9 million and net income attributable to PriceSmart of $49.3 million, or $1.65 per diluted share.  For fiscal year 2009, the Company recorded operating income of $57.5 million and net income attributable to PriceSmart of $42.3 million or $1.43(1) per diluted share.

Commenting on the results, PriceSmart’s Chief Executive Officer and President Jose Luis Laparte said “I am pleased to note that the Company experienced improved comparable sales growth trends through much of fiscal 2010, notwithstanding some weakness early in the year.  During the fiscal year we successfully opened our fourth warehouse club in Trinidad and relocated one of our Panama City warehouse clubs to a new location.  We also entered into an agreement to acquire land in Barranquilla, Colombia upon which we plan to construct our first warehouse club in that country.  As we begin fiscal year 2011, our positive sales growth trend has continued during the first two months.  Last week (on November 5, 2010) we successfully opened our third warehouse club in the Dominican Republic and we are hopeful that we can open our first Colombian warehouse club by the end of fiscal year 2011.”

The Company will file its Annual Report on Form 10-K for the year ended August 31, 2010 on or before November 9, 2010.

(1)
Effective September 1, 2009, the Company adopted FASB guidance which addresses whether instruments granted in share-based payment transactions are participating securities and, therefore, have a potential dilutive effect on earnings per share (“EPS”). This guidance was applied retrospectively to all periods presented.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 28 warehouse clubs in 11 countries and one U.S. territory (five in Costa Rica; four each in Panama and Trinidad; three each in Guatemala and Dominican Republic, two each in El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters.  These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof.  These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect its business; the Company faces significant competition; the Company may encounter difficulties in the shipment of, and risks inherent in the acquisition and importation of, merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company's stockholders own nearly 39% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; although the Company takes steps to continuously review, enhance, and implement improvements to its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Quarterly Report on Form 10-Q filed for the quarter ended May 31, 2010 filed pursuant to the Securities Exchange Act of 1934 on July 9, 2010.  We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2010	2009	2010	2009
Revenues:
Net warehouse club sales	$357,040	$298,002	$1,365,801	$1,224,331
Export sales	1,678	900	4,139	3,679
Membership income	5,210	4,635	19,742	17,903
Other income	1,806	1,546	6,209	5,715
Total revenues	365,734	305,083	1,395,891	1,251,628
Operating expenses:
Cost of goods sold:
Net warehouse club	301,501	254,282	1,156,374	1,044,555
Export	1,576	855	3,890	3,484
Selling, general and administrative:
Warehouse club operations	34,165	30,936	126,274	114,957
General and administrative	8,332	7,537	33,319	30,882
Pre-opening expenses	(3)	72	1,123	515
Asset impairment and closure costs (income)	18	(465)	18	(249)
Total operating expenses	345,589	293,217	1,320,998	1,194,144
Operating income	20,145	11,866	74,893	57,484
Other income (expense):
Interest income	94	140	553	457
Interest expense	(864)	175	(2,723)	(1,700)
Other expense, net	(237)	(503)	(483)	(539)
Total other expense	(1,007)	(188)	(2,653)	(1,782)
Income from continuing operations before provision for income taxes and loss of unconsolidated affiliates	19,138	11,678	72,240	55,702
Provision for income taxes	(5,887)	(1,372)	(22,787)	(13,069)
Loss of unconsolidated affiliates	(11)	(1)	(22)	(21)
Income from continuing operations	13,240	10,305	49,431	42,612
Income (loss) from discontinued operations, net of tax	(24)	(1)	16	(28)
Net income	$13,216	$10,304	$49,447	$42,584
Net income attributable to noncontrolling interests	—	(53)	(132)	(265)
Net income attributable to PriceSmart	$13,216	$10,251	$49,315	$42,319

Net income attributable to PriceSmart:
Income from continuing operations	$13,240	$10,252	$49,299	$42,347
Income (loss) from discontinued operations, net of tax	(24)	(1)	16	(28)
	$13,216	$10,251	$49,315	$42,319
Net income per share attributable to PriceSmart and available for distribution:
Basic net income per share from continuing operations	$0.44	$0.35	$1.66	$1.43
Basic net income per share from discontinued operations, net of tax	$—	$—	$—	$—
Basic net income per share	$0.44	$0.35	$1.66	$1.43

Diluted net income per share from continuing operations	$0.44	$0.34	$1.65	$1.43
Diluted net income per share from discontinued operations, net of tax	$—	$—	$—	$—
Diluted net income per share	$0.44	$0.34	$1.65	$1.43
Shares used in per share computations:
Basic	29,351	29,046	29,254	28,959
Diluted	29,356	29,127	29,279	29,057
Dividends per share	$—	$—	$0.50	$0.50

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
	August 31,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$73,346	$44,193
Short-term restricted cash	1,240	10
Receivables, net of allowance for doubtful accounts of $15 and $10 as of August 31, 2010 and 2009, respectively	2,855	2,187
Merchandise inventories	131,190	115,841
Deferred tax assets – current	3,639	2,618
Prepaid expenses and other current assets	21,879	19,033
Assets of discontinued operations	692	900
Total current assets	234,841	184,782
Long-term restricted cash	5,640	732
Property and equipment, net	265,544	231,798
Goodwill	37,471	37,538
Deferred tax assets – long term	16,637	20,938
Other assets	4,341	3,927
Investment in unconsolidated affiliates	8,091	7,658
Total Assets	$572,565	$487,373
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$3,551	$2,303
Accounts payable	124,401	101,412
Accrued salaries and benefits	10,911	8,831
Deferred membership income	9,729	8,340
Income taxes payable	6,615	5,942
Other accrued expenses	12,095	10,022
Long-term debt, current portion	7,715	4,590
Deferred tax liability – current	357	189
Liabilities of discontinued operations	109	299
Total current liabilities	175,483	141,928
Deferred tax liability – long-term	1,198	1,026
Long-term portion of deferred rent	3,272	2,673
Long-term income taxes payable, net of current portion	3,564	3,458
Long-term debt, net of current portion	53,005	37,120
Total liabilities	236,522	186,205
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,624,666 and 30,337,109 shares issued and 29,897,909 and 29,681,031 shares outstanding (net of treasury shares) as of August 31, 2010 and 2009, respectively.	3	3
Additional paid-in capital	379,368	377,210
Tax benefit from stock-based compensation	4,490	4,547
Accumulated other comprehensive loss	(16,672)	(17,230)
Accumulated deficit	(15,578)	(49,998)
Less: treasury stock at cost; 726,757 and 656,078 shares as of August 31, 2010 and 2009, respectively.	(15,568)	(14,134)
Total PriceSmart stockholders’ equity	336,043	300,398
Noncontrolling interest	—	770
Total equity	336,043	301,168
Total Liabilities and Equity	$572,565	$487,373